EXHIBIT 99.1

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                     [WHG BANCSHARES CORPORATION LETTERHEAD]

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION CONTACT:
---------------------                      -------------------------------------
November 13, 1997                          Peggy J. Stewart
                                           President and Chief Executive Officer
                                           (410) 583-8700

                      WHG BANCSHARES CORPORATION ANNOUNCES
                         COMPLETION OF STOCK REPURCHASE

         Lutherville, Maryland -- WHG Bancshares Corporation (Nasdaq SmallCap Market-WHGB), the parent holding company of Heritage Savings Bank, F.S.B., Lutherville, Maryland, today announced that it has completed the repurchase of 5%, or 73,105 shares, of the Company's outstanding common stock. The Company currently has 1,389,002 shares of common stock outstanding.

         The Company became the holding company for the Bank on March 29, 1996, following its initial public offering at the time of the Conversion. Heritage Savings Bank, F.S.B. is a federally chartered savings bank that conducts its business from its main office located in Lutherville, Maryland, one branch office located in Baltimore City, Maryland, two branch offices located in Baltimore County, Maryland, and one branch office located in Howard County, Maryland. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded on the Nasdaq SmallCap Market under the symbol "WHGB."